II-3
    As filed with the Securities and Exchange Commission on October 15, 1998
                              Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 ------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                 ------------

                        Curative Health Services, Inc.
            (Exact name of registrant as specified in its charter)

              Minnesota                                41-1503914
    (State or other jurisdiction                    (I.R.S. Employer
  of incorporation or organization)                Identification No.)

          150 Motor Parkway
         Hauppauge, New York                            11788-5145
(Address of Principal Executive Offices)                (Zip Code)

        Curative Technologies, Inc. 1991 Stock Option Plan, as amended
                           (full title of the plan)


            John Vakoutis                               Copy to:
President and Chief Executive Officer            Timothy S. Hearn, Esq.
   Curative Health Services, Inc.                 Dorsey & Whitney LLP
          150 Motor Parkway                      220 South Sixth Street
   Hauppauge, New York 11788-5145           Minneapolis, Minnesota 55402-1498
(Name and address of agent for service)

           (516) 232-7000                            (612) 340-7802
(Telephone number, including area code, of agent for service)
                             --------------------

      Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

                       CALCULATION OF REGISTRATION FEE

                                     Proposed           Proposed
Title of each class                  Maximum Offering   Maximum
of Securities to be   Amount to be   Price              Aggregate Offering   Amount of
registered            registered     per Share (1)      Price (1)            Registration Fee (1)


  Common Stock
($.01 par value)      1,400,000      $ 25.00            $ 35,000,000         $ 10,325.00


(1) Determined pursuant to Rule 457(c), based on the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National
      Market System on October 12, 1998.


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

      The following documents filed with the Securities and Exchange Commission by Curative Health Services, Inc., or its predecessor, Curative Technologies, Inc. (the "Company") are hereby incorporated by reference in this Registration
Statement:

            (a) The Company's annual report on Form 10-K for the year ended December 31, 1997;

            (b) The Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and

            (c) The description of the common stock, $.01 par value, of the Company (the "Common Stock") contained in the Company's Registration Statements on Form 8-A filed on June 26, 1991, and October 26, 1995, and any amendment or report updating such description filed subsequent to the date of such Registration Statements and prior to the termination of the offering described herein.

      In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities

            Not applicable.

Item 5.  Interests of Named Experts and Counsel

            Not applicable.

Item 6.  Indemnification of Directors and Officers


      Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if, with respect to the acts or omissions the subject of the proceeding, such person: (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company was serving at the request of the Company or whose duties involved service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, of the Minnesota statutes, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances upon, among other things, receipt of a written undertaking by the person to repay all amounts so advanced if it is ultimately determined that the person is not entitled to indemnification, unless otherwise limited by the Articles of Incorporation or Bylaws of the Company. The Company's Bylaws limit the Company's indemnification obligations to directors and officers, except as may otherwise be required by law.

      A decision as to required indemnification is made, depending on certain circumstances, by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court. The Company's Fourth Restated Articles of Incorporation provide that a director is not liable to the Company or its shareholders for monetary damages resulting from a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for transactions from which the director derived an improper personal benefit; (iv) under the Minnesota statutory provision making directors personally liable, under a negligence standard, for unlawful payment of dividends or unlawful stock purchases or redemptions; or (v) for any act or omission occurring prior to the date of adoption of such indemnification provision.

      The Company maintains a directors' and officers' insurance policy (the "Policy") in the aggregate amount of $5,000,000 which insures the directors and officers of the Company against losses arising from certain claims for any Wrongful Act (as defined in the Policy) by the directors or officers in their respective capacities as such, or to the extent that the Company has indemnified such directors or officers, which insures the Company against such losses when and to the extent that the Company has indemnified such directors or officers for such losses under the Company's Articles of Incorporation or Bylaws, by contract or otherwise pursuant to applicable law. The Policy expires on August 1, 1999 unless renewed or earlier terminated. The Policy does not cover losses in connection with claims relating to the purchase, sale, offer or solicitation of an offer to purchase or sell any security or any violation of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, and excludes certain other losses.

Item 7.  Exemption from Registration Claimed

            Not applicable.

Item 8.  Exhibits

Exhibit
Number   Description

  5      Opinion of Dorsey & Whitney LLP

  23.1   Consent of Ernst & Young LLP

  23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5 to this Registration Statement)

  24     Power of Attorney

Item 9.  Undertakings

The undersigned registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on October 15, 1998.

                                     CURATIVE HEALTH SERVICES, INC.

                                     By /s/  John C. Prior
                                        ----------------------------
                                             John C. Prior
                                             Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Name                Title                                 Date


   /s/John Vakoutis       President, Chief Executive Officer,   October 15, 1998
      ------------        (principal executive officer)
      John Vakoutis       and Director


   /s/John C. Prior       Senior Vice President, Finance,       October 15, 1998
      -------------       Chief Financial Officer (principal
      John C. Prior       financial and accounting officer)


   *                         Director
   Gerardo Canet

   *                         Director
   Daniel A. Gregorie, M.D.

   *                         Director
   Lawrence Hoff

   *                         Director
   Timothy I. Maudlin

   *                         Director
   Gerard Moufflet

   *                         Chairman of the Board,
   Lawrence J. Steusser, Jr. Director



*By:/s/ John Vakoutis                                           October 15, 1998
        -------------
        John Vakoutis

                                EXHIBIT INDEX


Exhibit Number    Description

    5             Opinion of Dorsey & Whitney LLP

    23.1          Consent of Ernst & Young LLP

    23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement)

    24            Power of Attorney

                                                                       Exhibit 5

               [Letterhead of Dorsey & Whitney LLP]

                        October 15, 1998


Curative Health Services, Inc.
150 Motor Parkway
Hauppauge, NY  11788-5145

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel to Curative Health Services, Inc., a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") relating to the sale by the Company from time to time of up to 1,216,956 shares of Common Stock, $.01 par value per share, of the Company (the "Shares"), issuable pursuant to the Company's 1991 Stock Option Plan, as amended (the "Plan").

      We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

      In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

      Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

      Our opinions expressed above are limited to the laws of the State of Minnesota.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,


                                             /s/  Dorsey & Whitney LLP
                                                  --------------------
                                                  TSH

                                                                    Exhibit 23.1

                 CONSENT OF INDEPENDENT AUDITORS


                    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the Curative Technologies, Inc. 1991 Stock Option Plan, as amended, of our report dated February 9, 1998, with respect to the consolidated financial statements and schedule of Curative Health Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP



Melville, New York
October 15, 1998

                                                                      Exhibit 24

                        POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Vakoutis and John C. Prior, jointly and severally, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign a registration statement, and any or all amendments thereto, on Form S-8 for the sale of shares of Curative Health Services, Inc. common stock, $.01 par value, pursuant to the Curative Technologies, Inc. 1991 Stock Option Plan, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


      Name                                                 Date

   /s/  John Vakoutis                                      October 15, 1998
        -------------
        John Vakoutis


   /s/  John C. Prior                                      October 15, 1998
        -------------
        John C. Prior


   /s/  Gerardo Canet                                      October 15, 1998
        -------------
        Gerardo Canet


   /s/  Daniel A. Gregorie, M.D.                           October 15, 1998
        ------------------------
        Daniel A. Gregorie, M.D.


   /s/  Lawrence Hoff                                      October 15, 1998
        -------------
        Lawrence Hoff


   /s/  Timothy I. Maudlin                                 October 15, 1998
        ------------------
        Timothy I. Maudlin


   /s/  Gerard Moufflet                                    October 15, 1998
        ---------------
        Gerard Moufflet


   /s/  Lawrence J. Steusser, Jr.                          October 15, 1998
        -------------------------
        Lawrence J. Steusser, Jr.

               [LETTERHEAD OF DORSEY & WHITNEY LLP]



                         STEPHEN KOZACHOK
                          (612) 343-7913


                        October 15, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

      Re:   Curative Health Services, Inc. (the "Company")
            Registration Statement on Form S-8

Ladies and Gentlemen:

      On behalf of the Company, we transmit herewith for filing under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (the "Registration Statement") covering 1,216,956 shares of the Company's common stock issuable pursuant to the Company's 1991 Stock Option Plan, as amended.

      Pursuant to Item 302 of Regulation S-T, the names of the signatories to the Registration Statement have been typed in the electronically-filed version of the Registration Statement, and the corresponding manual signatures have been retained in the Company's files. The registration filing fee in the amount set forth on the cover page of the Registration Statement has been transmitted to the Securities and Exchange Commission's bank account at The Mellon Bank in Pittsburgh, Pennsylvania.

      Please call me at (612) 343-7913 if any questions arise in connection with this submission. Thank you.

                                       Very truly yours,

                                       /s/ Steve Kozachok
Enclosures
cc:   John C. Prior
      Timothy S. Hearn, Esq.
      Nasdaq Stock Market

                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on October ___, 1998.

                                     CURATIVE HEALTH SERVICES, INC.

                                     By  -------------
                                         John C. Prior
                                         Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

   Name                   Title                                 Date

                          President, Chief Executive Officer,   October 15, 1998
   John Vakoutis          (principal executive officer) and
                          Director

                          Senior Vice President, Finance,       October 15, 1998
   John C. Prior          Chief Financial Officer (principal
                          financial and accounting officer)

                                Director
   Gerardo Canet

                                Director
   Daniel A. Gregorie, M.D.

                                Director
   Lawrence Hoff

                                Director
   Timothy I. Maudlin

                                Director
   Gerard Moufflet

                                Chairman of the Board,
   Lawrence J. Steusser, Jr.    Director



By:  -------------
     John Vakoutis                                              October 15, 1998

                        POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Vakoutis and John C. Prior, jointly and severally, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign a registration statement, and any or all amendments thereto, on Form S-8 for the sale of shares of Curative Health Services, Inc. common stock, $.01 par value, pursuant to the Curative Technologies, Inc. 1991 Stock Option Plan, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


   Name                                      Date

                                             October 15, 1998
   John Vakoutis


                                             October 15, 1998
   John C. Prior


                                             October 15, 1998
   Gerardo Canet


                                             October 15, 1998
   Daniel A. Gregorie, M.D.


                                             October 15, 1998
   Lawrence Hoff


                                             October 15, 1998
   Timothy I. Maudlin


                                             October 15, 1998
   Gerard Moufflet


                                             October 15, 1998
   Lawrence J. Steusser, Jr.